Exhibit 10.38

AMENDMENT NUMBER ONE

TO THE

CELLU PARENT CORPORATION

2006 STOCK OPTION AND RESTRICTED STOCK PLAN

Pursuant to Section 9 of the Cellu Parent Corporation (“Corporation”) 2006 Stock Option and Restricted Stock Plan (“Plan”), the Corporation hereby adopts this Amendment Number One to evidence the action of the Board of Directors of the Corporation approving the following amendment to the Plan:

§1

By amending the first sentence of Section 4(a) to reflect the increase in the number of shares under the Plan, to read as follows:

“A maximum of 12,095 shares of Stock may be delivered in satisfaction of Awards under the Plan.”

§2

Except as otherwise expressly amended by this Amendment, all the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment Number One to be executed by its duly authorized officer as of this      day of             , 2009.

CELLU PARENT CORPORATION

By:
Title: